$65,735,000

Nez Perce County, Idaho

Pollution Control Refunding Revenue Bonds

(Potlatch Corporation Project)

Series 2016

UNDERWRITING AGREEMENT

Nez Perce County, Idaho

Brammer Building

1225 Idaho Street

Lewiston, ID  83501

Potlatch Corporation

601 West First Avenue

Suite 1600

Spokane, WA  99201

The undersigned, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), offers to enter into the following agreement with Nez Perce County, Idaho (the “Issuer”) and Potlatch Corporation (the “Company”), which, upon acceptance of this offer by the Issuer and the Company will be binding upon the Issuer, the Company and the Underwriter.  This offer is made subject to acceptance of this Underwriting Agreement by the Issuer and the Company on or before 5:00 p.m., New York time, on the date set forth in item 1 of Schedule A attached hereto (the “Date Hereof”).  Terms used herein and not otherwise defined shall have the same meanings assigned to them in the Limited Offering Memorandum dated July 28, 2016, as supplemented and amended (the “Limited Offering Memorandum”) relating to the offering of the Bonds (as hereinafter defined).

1.Purchase Price.  Upon the terms and conditions and upon the basis of the respective representations, warranties and covenants set forth herein, the Underwriter hereby agrees to purchase from the Issuer for a limited offering to the public and the Issuer hereby agrees to sell and deliver to the Underwriter, all (but not less than all) of the $65,735,000 principal amount of Nez Perce County, Idaho Pollution Control Refunding Revenue Bonds (Potlatch Corporation Project), Series 2016 (the “Bonds”) on the date set forth in item 2 of Schedule A attached hereto or such other date as shall have been mutually agreed upon (the “Closing Date”).  The Bonds will be issued pursuant to an Indenture of Trust dated as of August 1, 2016 (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”).  Pursuant to the Loan Agreement dated as of August 1, 2016 (the “Agreement”) among the Issuer, the Company and the Guarantors named therein, the Company has covenanted with the Issuer to make loan repayments sufficient to pay when due the principal and purchase price of, premium, if any, and interest, coming due on the Bonds.  Pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee all of the Issuer’s right, title and interest in and to the Agreement (with certain specified exceptions).  In connection with the issuance of the Bonds, the Company will enter into a Continuing Disclosure Agreement, dated as of August 1, 2016 (the “Continuing Disclosure Agreement”).

The aggregate principal amount of the Bonds, the date of the Bonds, the date of maturity of the Bonds, the interest rate and the public offering price for the Bonds are set forth in item 3 of Schedule A attached hereto.  The Bonds shall otherwise be as described in the Limited Offering Memorandum and the Indenture.  The purchase price to be paid by the Underwriter for the Bonds shall be as set forth in item 4 of Schedule A attached hereto.  In consideration of the purchase of the Bonds by the Underwriter, the Company agrees to pay the Underwriter, in immediately available funds, the underwriting commission in the amount set forth in item 5 of Schedule A attached hereto, plus reasonable out-of-pocket expenses.

2.The Financing Documents.  On the Date Hereof, the Issuer and the Company shall deliver to the Underwriter a copy of the form of the Agreement and the Indenture (collectively the Agreement, the Indenture, the Continuing Disclosure Agreement and this Underwriting Agreement, the “Financing Documents”), intended to be executed by the Issuer, the Company and the Trustee, as applicable.

3.Public Offering.  The Underwriter agrees to make a bona fide limited public offering of all the Bonds at a price not in excess of the respective initial public offering price set forth in item 3 of Schedule A attached hereto; provided, however, the Underwriter reserves the right to change such initial public offering price as the Underwriter deems necessary or desirable, in its sole discretion, in connection with the marketing of the Bonds, and may offer and sell the Bonds to certain dealers, unit investment trusts and money market funds, certain of which may be sponsored or managed by the Underwriter at prices lower than the public offering price.

On or before the Closing Date, the Underwriter shall furnish to the Issuer a certificate acceptable to Hogan Lovells US LLP and Skinner Fawcett LLP, as co-bond counsel (“Co-Bond Counsel”), signed by the Underwriter setting forth the offering prices of the Bonds in substantially the form set forth on Exhibit 3.

4.Limited Offering Memorandum.  In connection with the sale of the Bonds, the Company has prepared a preliminary limited offering memorandum, dated July 14, 2016 (as amended or supplemented as of the date hereof, the “Preliminary Limited Offering Memorandum”), and the Limited Offering Memorandum.  Each of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum sets forth certain information concerning the Issuer, the Company, the Financing Documents and the Bonds.  In order to enable the Underwriter to comply with Rule 15c2-12 (the “Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and rules of the Municipal Securities Rulemaking Board (the “MSRB”), the Company shall provide to the Underwriter sufficient copies of the Limited Offering Memorandum in electronic word-searchable portable document format, which the Issuer (only with respect to the statements therein with respect to the Issuer under the captions “THE ISSUER” and “LITIGATION”) and the Company (with respect to all other statements therein) deemed final as of its date.  The Issuer and the Company hereby ratify and confirm the use by the Underwriter prior to the Date Hereof of the Preliminary Limited Offering Memorandum, and authorize the use of the Limited Offering Memorandum by the Underwriter, in connection with the public offering and sale of the Bonds.

The Underwriter agrees to provide a certificate at Closing stating that it has filed a copy of the Limited Offering Memorandum with the MSRB in accordance with the Rule and stating whether or not the Underwriter retains any unsold balance of Bonds for sale to the public.  In the event that it does so retain for sale to the public any such Bonds as of the Closing, the Underwriter agrees to promptly notify the Issuer and the Company of the date on which the Underwriter no longer retains any unsold balance of the Bonds for sale to the public.

5.Issuer’s Representations and Warranties.  The Issuer hereby represents and warrants to, and agrees with each of the Company and the Underwriter as follows, all of which shall survive the Closing:

(a)The Issuer is a political subdivision of the State of Idaho (the “State”) duly existing under the Constitution and laws of the State, including specifically the Idaho Pollution Control Financing Act (Section 31-4501, et seq., Idaho Code) (the “Act”), and is authorized to execute and deliver this Underwriting Agreement, the Indenture and the Agreement, to perform its obligations under each, and to issue and sell the Bonds pursuant hereto and to the Indenture.

(b)The Issuer has taken all necessary action and has complied with all provisions of the Constitution of the State and the Act, including but not limited to the making of the findings required by the Act, required to make this Underwriting Agreement, the Agreement, the Indenture and the Bonds the valid obligations they purport to be; and when executed and delivered by the parties hereto and thereto, this Underwriting Agreement, the Indenture and the Agreement will constitute legal, valid and binding agreements of the Issuer and will be enforceable against the Issuer in accordance with their respective terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(c)When delivered to and paid for by the Underwriter in accordance with the terms of this Underwriting Agreement and the Indenture, the Bonds will constitute legal, valid and binding special obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of the Indenture.

(d)The Issuer makes no representation or warranty that interest on the Bonds is or will continue to be exempt from federal or state income taxation.

(e)If, after the date of this Underwriting Agreement and until the earlier of (i) 90 days after the Closing Date or (ii) the time when the Limited Offering Memorandum is available to any person from the MSRB, but in no case less than 25 days after the Closing Date provided, however, that if the Underwriter provides a Certificate on the Closing Date stating that it still holds Bonds for distribution to the public then such foregoing periods shall be extended until 25 days after the “end of the underwriting period” (as such phrase is defined in the Rule), the Issuer becomes aware of any event that would cause the information appearing (i) under the caption “THE ISSUER” or (ii) under the caption “LITIGATION” (solely as it pertains to the Issuer) in the Limited Offering Memorandum to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer agrees to notify the Underwriter (and for purposes of this paragraph to provide the Underwriter with such information as it may from time to time request), and if in the opinion of the Underwriter such event requires the preparation and publication of a supplement or amendment to the Limited Offering Memorandum, at the Company’s expense to supplement or amend the Limited Offering Memorandum in a form and manner approved by the Underwriter, the Issuer and the Company and to furnish at the Company’s expense to the Underwriter a reasonable number of copies of such supplement or amendment.

(f)With respect to information therein under the headings “THE ISSUER” and “LITIGATION,” insofar as the information under such captions relates solely to the Issuer, the Preliminary Limited Offering Memorandum is as of the Date Hereof and the Limited Offering Memorandum is as of the Date Hereof and will be as of the Closing true, correct and complete in all material respects and did not, does not and will not omit any material statement which should be included therein for the purpose for which the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum was or is to be used, or which is necessary to make the statements as to such matters contained therein not misleading in light of the circumstances in which they were made.  The Issuer has assumed no responsibility for providing or reviewing any information contained in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum other than under the captions “THE ISSUER” and “LITIGATION” insofar as they relate to the Issuer.

(g)To the Issuer’s knowledge, there is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any court, governmental or public entity pending or threatened against or affecting the Issuer (nor is there any basis therefor) that (i) is likely to have a material adverse effect on the financial condition or solvency of the Issuer; (ii) affects or questions the existence or the territorial jurisdiction of the Issuer or the title to office of any official of the Issuer; (iii) affects or seeks to prohibit, restrain or enjoin the execution and delivery of the Financing Documents by the Issuer, the issuance, execution or delivery of the Bonds or the loaning of the proceeds of the Bonds to the Company; (iv) affects or questions the validity or enforceability of the Financing Documents against the Issuer or the Bonds; or (v) questions the power or authority of the Issuer to carry out the transactions contemplated by the Financing Documents or the Bonds.  The Issuer shall promptly advise the Underwriter of the institution of any such action, suit, proceeding, inquiry or investigation.

(h)The Issuer will, but at the expense of the Underwriter, furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Issuer will not be required to qualify as a foreign corporation or to file any general or special consents to service of process under the laws of any state.

6.Representations and Warranties of the Company.  As inducement to the Issuer and the Underwriter to enter into this Underwriting Agreement and to make the offering of Bonds herein contemplated, the Company hereby represents, warrants and agrees with each of the Issuer and the Underwriter as follows, all of which shall survive the Closing:

(a)The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and qualified to do business in the State, with full power, authority and legal capacity to own and operate its properties, and to conduct the business now being and proposed to be conducted by it under the Financing Documents, and has full power, authority and legal capacity to execute, deliver, carry out and perform its obligations under the Financing Documents.

(b)The consolidated financial statements of the Company and its subsidiaries incorporated by reference in Appendix A to the Limited Offering Memorandum present fairly in all material respects the consolidated financial condition and operations of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; and such statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Limited Offering Memorandum or in its financial statements.

(c)Since the respective dates as of which information with respect to the Company is given in the Limited Offering Memorandum, there has been no material adverse change (not in the ordinary course of business) in the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries (taken as a whole) from that set forth in the Limited Offering Memorandum.

(d)The Company has duly authorized all necessary action to be taken by it for:  (i) the loan to the Company of the proceeds from the issuance and delivery of the Bonds by the Issuer upon the terms set forth in this Underwriting Agreement, the Agreement and in the Limited Offering Memorandum; (ii) the approval of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum and the use by the Underwriter of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum in connection with the sale of the Bonds; and (iii) the execution, delivery and performance by the Company of and under the Financing Documents and any and all such other agreements and documents as may be required to be executed, delivered and received by the Company in order to carry out the transactions contemplated by such instruments and by the Limited Offering Memorandum.  This Underwriting Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, and the other Financing Documents when duly executed and delivered by the Company, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(e)The execution and delivery of, and compliance with the terms and conditions of, the Financing Documents, and the carrying out and consummation of the transactions contemplated thereby and by the Limited Offering Memorandum, did not at the time of such execution and delivery, do not and will not violate or conflict with any of the terms and provisions of any statute, or any rule, order, regulation, judgment or decree of any court, agency, or other governmental or administrative board or body to which the Company is subject, or conflict with or constitute a breach of or a default under any provision of the Company’s Certificate of Incorporation or by-laws, or any material agreement, indenture, mortgage, lease, deed of trust, or other instrument to which the Company is a party or by which the Company or its properties are bound, except for violations, conflicts, breaches or defaults that would not have a Material Adverse Effect on the Company or its financial position, taken as a whole.

(f)Other than the (A) information provided to the Company by the Underwriter and included on the cover page of the Limited Offering Memorandum relating to interest rate, maturity date and initial public offering price of the Bonds, (B) information under the headings “THE ISSUER,” “LITIGATION” (insofar as the information under such captions relate solely to the Issuer), “UNDERWRITING” and “THE BONDS – Book-Entry System” and (C) Appendix C (collectively, the “Excluded Information”), the Preliminary Limited Offering Memorandum is as of its date and as of the Date Hereof and the Limited Offering Memorandum was as of its date and will be at all times up to and include the date of Closing, true and correct in all material respects and did not, does not and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has approved and consents to the use of the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum by the Underwriter.  For the purposes of this Underwriting Agreement, all documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum and incorporated by reference in the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum shall be deemed to be a supplement to the Preliminary Limited Offering Memorandum or the Limited Offering Memorandum, as applicable.  The Company hereby confirms that the Limited Offering Memorandum was deemed “final” as of its date by the Company for purposes of the Rule.

(g)Other than as disclosed in the Limited Offering Memorandum and any documents incorporated by reference therein, there is no material litigation pending against the Company of a character which could reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations under this Underwriting Agreement, the Continuing Disclosure Agreement or the Agreement, or would otherwise be required to be disclosed in a registration statement of the Company on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder.

(h)The Company will comply with its obligations under the Tax Certificate.

(i)Except as stated in the Limited Offering Memorandum, in the past five years, the Company has not failed to comply in any material respect with any previous undertaking in a written contract or agreement of the type specified in paragraph (b)(5)(i) of the Rule.

7.Covenants of the Company.  The Company covenants and agrees with the Issuer and the Underwriter as follows:

(a)If either during (i) the period between the date of this Underwriting Agreement and the Closing Date or (ii) the period between the Closing Date and the date 90 days after the end of the underwriting period (as defined in the Rule) (or, if earlier, the date by which the Limited Offering Memorandum is available to any person from the MSRB, but in no event less than 25 days after the end of the underwriting period (as defined in the Rule)), any event shall occur as a result of which it is necessary to amend or supplement the Limited Offering Memorandum in order to make the statements therein, in light of the circumstances when the Limited Offering Memorandum is delivered to a prospective purchaser true and correct in all material respects and with no omission of material facts necessary to make the statements therein, in light of the circumstances in which they were made not misleading, the Company will cooperate in the preparation of a revised Limited Offering Memorandum or amendments or supplements to the Limited Offering Memorandum so that the statements in the Limited Offering Memorandum, as revised, or the Limited Offering Memorandum, as so amended or supplemented, will not, in light of the circumstances when such Limited Offering Memorandum is delivered to a prospective purchaser, be misleading.  As required by Section 4 hereof, the Underwriter shall promptly notify the Company (i) if the date of the end of the underwriting period (as defined in the Rule) is more than 90 days after the Closing Date, and (ii) regardless of the notice in clause (i) of this sentence, the date that is the end of the underwriting period.  In the absence of such notice, the Company shall deem the end of the underwriting period to be 90 days after the Closing Date;

(b)The Company will cooperate with the Underwriter and its counsel in any endeavor to qualify the Bonds for offering and sale under the securities or “Blue Sky” laws of such jurisdictions of the United States as the Underwriter may request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general written consent to suit or service of process in any jurisdiction;

(c)Between the Date Hereof and the Closing, the Company will not take any action that would cause the representations and warranties contained in Section 6 of this Underwriting Agreement to be untrue as of the Closing.  On the Closing Date, the Company shall deliver or cause to be delivered all opinions, certificates and other documents to be delivered by it or on its behalf as provided for in this Underwriting Agreement, and to deliver such additional certificates and other documents as the Issuer may reasonably request to evidence performance of or compliance with the provisions of this Underwriting Agreement and the transactions contemplated by the Limited Offering Memorandum and the Financing Documents, all such certificates and other documents to be reasonably satisfactory in form and substance to the Underwriter and the Issuer;

(d)In order to permit the Underwriter to satisfy its obligations under Section 4 of this Underwriting Agreement, the Company will furnish to the Underwriter copies of the Limited Offering Memorandum and any amendments and supplements thereto, in each case as soon as practicable, which copies shall be furnished at a minimum in such quantities as shall be reasonably requested by the Underwriter to fulfill its obligations under paragraph (b)(4) of Rule 15c2-12.  In order to assist the Underwriter in complying with Rule 15c2-12, the Company will undertake, pursuant to the Continuing Disclosure Agreement, to provide annual financial information and notices of the occurrence of specified events;

(e)The Company shall indemnify and hold harmless (except to the extent, if any, that a court of competent jurisdiction determines that such agreement to indemnify and hold harmless is not enforceable as a result of being contrary to law or public policy) the Issuer, each officer, director, employee and agent of the Issuer and each person, if any, who controls (as such term is defined in Section 15 of the Securities Act, or Section 20 of the Exchange Act, any of such parties (hereinafter collectively called the “Issuer Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs or expense whatsoever arising out of:  (i) any breach by the Company of any of its representations and warranties as set forth in Section 6 hereof; and (ii) any allegation that there is as of the Date Hereof or as of the Closing Date any untrue statement of a material fact contained in the Indemnified Information (as defined below) or the omission therefrom of any material fact necessary in order to make the statements made in light of the circumstances under which they were made not misleading.  In case any claim shall be made or action brought against one or more of the Issuer Indemnified Parties, in respect of which indemnity may be sought against the Company, the Issuer Indemnified Party or Parties shall promptly notify the Company in writing setting forth the particulars of such claim or action and the Company shall assume the defense thereof including the retention of counsel and the payment of all reasonable expenses.  The Issuer Indemnified Party or Parties shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Issuer Indemnified Party unless (1) the retention of such counsel has been specifically authorized by the Company, (2) the Issuer Indemnified Party shall have reasonably concluded that there may be a conflict of interest between it and the Company in the conduct of the defense of such action, or (3) the Company shall not in fact have employed counsel reasonably satisfactory to such Issuer Indemnified Party.

For the purposes of this paragraph and the next succeeding paragraph, the term “Indemnified Information” shall mean the statements and information contained in the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum other than the Excluded Information.  The Company shall not be liable for any settlement of such action effected without its consent, but if settled with the consent of the Company, or if there is final judgment for the plaintiff in any such action with or without consent, the Company agrees to indemnify and hold harmless the Issuer Indemnified Party or Parties from and against any loss or liability by reason of settlement or judgment to the extent set forth in this paragraph.  The indemnity provided in this paragraph includes reimbursement for expenses reasonably incurred by the Issuer Indemnified Parties in investigating the claim and in defending it if the Company declines to assume the defense.  The indemnity provided in this paragraph shall survive the Closing;

(f)The Company shall indemnify and hold harmless (except to the extent, if any, that a court of competent jurisdiction determines that such agreement to indemnify and hold harmless is not enforceable as a result of being contrary to law or public policy) the Underwriter, each officer, director, employee and agent of the Underwriter and each person, if any, who controls (as such term is defined in Section 15 of the Securities Act or Section 20 of the Exchange Act) any of such parties (hereinafter collectively called the “Underwriter Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs or expense whatsoever arising out of:  (i) any breach by the Company of any of its representations and warranties as set forth in Section 6 hereof; or (ii) any allegation that there is as of the Date Hereof or as of the Closing Date any untrue statement of a material fact contained in the Indemnified Information or the omission therefrom of any material fact necessary in order to make the statements made in light of the circumstances under which they were made not misleading.  In case any claim shall be made or action brought against one or more of the Underwriter Indemnified Parties, in respect of which indemnity may be sought against the Company, the Underwriter Indemnified Party or Parties shall promptly notify the Company in writing setting forth the particulars of such claim or action and the Company shall assume the defense thereof including the retention of counsel and the payment of all reasonable expenses; provided, however, that failure to so notify the Company (1) will not relieve the Company from its liability unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses; and (2) will not, in any event, relieve the Company from any obligations to the Underwriter Indemnified Party or Parties other than the indemnification obligation.  The Underwriter Indemnified Party or Parties shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (A) the retention of such counsel has been specifically authorized by the Company, (B) the Underwriter Indemnified Party shall have reasonably concluded that there may be a conflict of interest between it and the Company in the conduct of the defense of such action, or (C) the Company shall not in fact have employed counsel reasonably satisfactory to such Underwriter Indemnified Party.

The Company shall not be liable for any settlement of such action effected without its consent, but if settled with the consent of the Company, or if there is final judgment for the plaintiff in any such action with or without consent, the Company agrees to indemnify and hold harmless the Underwriter Indemnified Party or Parties from and against any loss or liability by reason of settlement or judgment to the extent set forth in this paragraph.  The indemnity provided in this paragraph includes reimbursement for expenses reasonably incurred by the Underwriter Indemnified Parties in investigating the claim and in defending it if the Company declines to assume the defense.  The indemnity provided in this paragraph shall survive the Closing; and

(g)In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in (f) above is for any reason held to be unavailable to the Underwriter in accordance with its terms, the Company on the one hand and the Underwriter on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter in such proportions that the Company and the Underwriter are responsible for that portion represented by the percentage that the Underwriter’s discount or commission on the sale of the Bonds bears to the initial public offering prices appearing on the cover page of the Limited Offering Memorandum and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  In addition, each person, if any, who controls either of the Issuer or the Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Issuer or the Underwriter, as applicable.

8.The Bonds shall be in fully registered form, and one typewritten Bond in the aggregate principal amount of the Bonds shall be registered initially in the name of CEDE & Co. as nominee of the Depository Trust Company (“DTC”).

9.On the Closing Date, or such other date as shall have been mutually agreed upon, the Issuer and the Company will deliver to the Underwriter, by delivery of the Bonds to the Trustee as custodial agent for DTC, the Bonds in fully registered definitive form, duly executed and authenticated, together with the other documents hereinafter mentioned, and the Underwriter will accept such delivery and pay the purchase price of the Bonds as set forth in item 4 of Schedule A attached hereto.  The Closing will be via the Fast Automated Securities Transfer program “FAST” of DTC and the Bonds will be held by the Trustee, as custodial agent for DTC.  Payment for the Bonds as aforesaid shall be made at such place in New York, New York, as shall have been mutually agreed upon.  This payment and delivery is herein called the “Closing.”  The Bonds will be made available for examination one business day prior to the Closing.

10.The Underwriter’s obligations hereunder to purchase and pay for the Bonds shall be subject to the performance by the Issuer and the Company of their respective obligations to be performed hereunder at or prior to the Closing and the accuracy in all material respects of the representations and warranties contained herein as of the Date Hereof and as of the Closing and shall be subject to the following:

(a)That at the time of the Closing, (i) the Financing Documents shall be in full force and effect, and shall not have been amended, modified, or supplemented except as may have been agreed to by the Underwriter; and (ii) there shall have been taken in connection with the issuance of the Bonds such actions as, in the opinions of Co-Bond Counsel shall be necessary and appropriate in connection with the transactions contemplated hereby; and

(b)That at or prior to the Closing the undersigned shall receive the following documents:

(i)executed copies of the Financing Documents;

(ii)a copy of the Limited Offering Memorandum executed on behalf of the Company by its authorized officer;

(iii)opinions of Co-Bond Counsel, dated as of the Closing Date, in substantially the form attached as Appendix C to the Limited Offering Memorandum;

(iv)a certificate, dated as of the Closing Date, of an authorized officer of the Issuer, to the effect that (A) no litigation is pending or, to his or her knowledge, threatened against the Issuer (either in state or federal courts) seeking to restrain or enjoin the issuance, execution or delivery of the Bonds or in any manner questioning the proceedings or authority for the issuance of them or affecting directly or indirectly the validity of the Bonds or of any provisions made or authorized for their payment, including the Underwriting Agreement, the Indenture, and the Agreement or contesting the existence of the Issuer or the title of any of its members or officers to their respective offices (but in lieu of such certificate, the Underwriter may accept an opinion of counsel to the Issuer in form and substance acceptable to the Underwriter, that in their opinion the issues raised in any such pending or threatened litigation are without substance or that the contentions of any plaintiffs therein are without merit); (B) that the representations and warranties of the Issuer contained in the Underwriting Agreement, the Indenture and the Agreement are true and correct in all material aspects as of the Closing; (C) that the resolutions with respect to the Bonds adopted by the Board of County Commissioners of the Issuer were adopted in accordance with the Act and remain in full force and effect in the form initially adopted; and (D) that the Agreement, the Underwriting Agreement, the Indenture and the Bonds were executed by duly authorized officers of the Issuer;

(v)supplemental opinions of Co-Bond Counsel, dated the Closing Date and addressed to the Issuer and the Underwriter, covering the points addressed in Exhibit 1 hereto;

(vi)an opinion of Lorrie D. Scott, Vice President, General Counsel and Corporate Secretary of the Company, dated as of the Closing Date, addressed to the Issuer and to the Underwriter, covering the points addressed in Exhibit 2 hereto;

(vii)a certificate of the Company, dated the Closing Date and signed by authorized officers of the Company, and in form and substance reasonably satisfactory to the Underwriter, to the effect that (i) each of the representations and warranties set forth in Section 6 hereof and in Article V of the Agreement is true and correct on and as of the Closing in all material respects; the Company is not in default with respect to any of the covenants set forth in Section 7 hereof on and as of the Closing; and no Event of Default by the Company under the Agreement or under any of the documents or agreements contemplated therein or under this Underwriting Agreement, and no event which but for the lapse of time or service of notice or both would constitute an Event of Default under the Agreement has occurred and is continuing; (ii) since the Date Hereof, there has been no material adverse change in the business or property or financial condition of the Company, except as set forth in or contemplated by the Limited Offering Memorandum; (iii) since the date of the Limited Offering Memorandum, there has been no Change of Control (as defined in the Indenture); (iv) except as disclosed in the Limited Offering Memorandum and any document incorporated by reference therein, there is no litigation, action, suit, proceeding, inquiry or investigation of any kind against the Company before or by any state or federal court or governmental agency or body pending or, to the best knowledge and belief of the Company, threatened in writing which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect, affect or seek to prohibit, restrain or enjoin the execution and delivery of the Financing Documents by the Company, or materially adversely affect the security for the Bonds, or adversely affect the validity or enforceability of the Bonds or the Financing Documents; (v) the information contained in the Preliminary Limited Offering Memorandum as of its date and as of the Date Hereof and in the Limited Offering Memorandum, as of its date and as of the date of the Closing, other than the Excluded Information, was and is true and correct, and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(viii)the Bonds;

(ix)rating letters confirming the rating on the Bonds, as described in the Limited Offering Memorandum;

(x)the opinion of counsel to the Underwriter, dated the Closing Date, addressed to the Underwriter, in form satisfactory to the Underwriter;

(xi)a Tax Certificate of the Issuer and the Company, in form satisfactory to Co-Bond Counsel;

(xii)other certificates of the Issuer and the Company listed on a closing memorandum to be approved by Co-Bond Counsel and counsel to the Underwriter, including any certificates or representations of the Company or other parties required in order for Co-Bond Counsel to deliver the opinion referred to in paragraph (iii) above, as well as legal opinions, certificates, proceedings, instruments and other documents as Co-Bond Counsel may reasonably request to evidence compliance by the Issuer and the Company with legal requirements, the truth and accuracy, in all material respects as of the time of Closing, of the respective representations of the

Issuer and the Company contained herein and the due performance or satisfaction in all material respects by the Issuer and the Company at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Issuer and the Company; and

(xiii)a transcript of the proceedings, in the usual form, relating to the authorization and issuance of the Bonds; and

(c)That the Underwriter shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Underwriter, from KPMG LLP, independent public accountants, containing statements and information with respect to the financial statements and certain financial information contained in or incorporated by reference into the Limited Offering Memorandum.

11.The Underwriter may terminate this Underwriting Agreement by notification in writing or by facsimile to the Issuer if at any time subsequent to the Date Hereof and at or prior to the Closing:

(a)legislation shall be enacted by the State or the United States introduced in or favorably reported to either the United States House of Representatives or the United States Senate or a decision by a court of the United States or the United States Tax Court shall be rendered or a ruling or regulation (final, temporary or proposed) or any other release or announcement shall be made by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or other federal or State authority, or a release or official statement shall be issued by the President, or the Treasury Department, that makes the revenues or other income of the general character expected to be derived by the Issuer under the Agreement, or the interest received on bonds of the general character of the Bonds, subject to federal income taxation, or State personal income taxation which would have the effect of changing directly or indirectly the federal income taxation, or State personal income tax of interest on bonds of the general character of the Bonds in the hands of the owners thereof, which in the reasonable opinion of the Underwriter materially affects the market price of the Bonds adversely; or

(b)the United States shall have become engaged in hostilities that have resulted in a declaration of war or a national emergency or (ii) in the reasonable opinion of the Underwriter there shall have occurred any other outbreak of hostilities, local, national or international, or an escalation thereof, the effect of which on the financial markets of the United States is such as would, in the reasonable opinion of the Underwriter, affect materially and adversely the ability of the Underwriter to market the Bonds; or

(c)there shall have occurred a general suspension of trading on the New York Stock Exchange or additional material restrictions not in force as of the Date Hereof with respect to trading in securities generally, or to the Bonds or similar obligations shall have been imposed which, in the reasonable judgment of the Underwriter, materially adversely affects the market for the Bonds; or

(d)a general banking moratorium shall have been declared by federal or New York or State authorities or a major financial crisis or a material disruption in commercial banking shall have occurred which, in the reasonable judgment of the Underwriter, materially adversely affects the market for the Bonds; or

(e)a stop order, ruling, regulation, proposed regulation or statement by or on behalf of the Commission or any other governmental agency having jurisdiction of the subject matter shall be issued or made to the effect that the issuance, offering, sale or distribution of obligations of the general character of the Bonds is in violation or would be in violation of any provisions of the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

(f)any legislation shall be enacted or any action shall be taken by the Commission or any other agency of the Federal government having jurisdiction of the subject matter or a court of competent jurisdiction, which has the effect of requiring registration of the Bonds under the Securities Act, or the Indenture, or any other document executed in connection with the transactions contemplated herein, to be qualified under the Trust Indenture Act; or that the issuance, offering, or sale of obligations of the general character of the Bonds, as contemplated hereby or by the Limited Offering Memorandum or otherwise, is or would be in violation of Federal securities law as amended and then in effect; or

(g)any event or condition shall occur that, in the reasonable judgment of the Underwriter, renders untrue or incorrect, in any material respect as of the time to which the same purports to relate, the information contained in the Limited Offering Memorandum, or that requires that information not reflected in such Limited Offering Memorandum should be reflected therein in order to make the statements and information contained therein, in light of the circumstances under which they were made, not misleading in any material respect as of such time; provided that the Issuer, the Company and the Underwriter will use their best efforts to amend or supplement the Limited Offering Memorandum to reflect, to the satisfaction of the Underwriter, such changes in or additions to the information contained in the Limited Offering Memorandum; or

(h)the Company or the Bonds shall be downgraded by a rating agency that rates the Company or the Bonds (Moody’s, Standard & Poor’s or Fitch).

If the obligations of the Underwriter to purchase and accept delivery of the Bonds shall be terminated for any reason permitted by this Underwriting Agreement, this Underwriting Agreement shall terminate and no party shall be under further obligation hereunder; except that the obligations for the payment of expenses, as provided in Section 12 hereof, shall continue in full force and effect.

12.Payment of Expenses.  All expenses and costs of the Issuer incident to the performance of its obligations in connection with the authorization, sale and delivery of the Bonds to the Underwriter, specifically including, without limiting the generality of the foregoing, the cost of preparing, printing or reproducing the Bonds, the Preliminary Limited Offering Memorandum, the Limited Offering Memorandum, the Financing Documents, and all ancillary papers, and reasonable fees and expenses of Co-Bond Counsel, Company counsel and Underwriter’s counsel as previously agreed, shall be paid by the Company.

All expenses and costs incurred by the Company in connection with the transactions contemplated hereunder shall be paid by the Company, including any expenses incurred by the Underwriter on behalf of the Company’s employees that are incidental to implementing this Underwriting Agreement, including, but not limited to meals of those employees.   In addition, if the Closing does not occur as a result of the failure of the Company to meet its obligations hereunder, including without limitation the satisfaction of the conditions to Closing set forth in Section 10, the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including but not limited to reasonable counsel fees, including the cost of producing this Underwriting Agreement, fees and expenses for notifications, if any, published in any print media, the fees and expenses for qualification of Bonds for sale under state securities laws, incurred by them in connection with the contemplated transactions hereunder.  The Underwriter shall pay all of the other costs and expenses incurred by it in connection with the public offering and distribution of the Bonds.

In order to ensure compliance with applicable state and/or local ethics statutes that may apply to employees of the Issuer as well as federal securities regulations that may apply to the Underwriter, the Issuer shall be responsible for, and upon presentation by the Underwriter of a bill to the Issuer, shall pay any expenses on behalf of the Issuer’s employees that are incidental to implementing this Underwriting Agreement, including, but not limited to, meals, transportation, lodging and entertainment of those employees.

13.Underwriter’s Representations and Agreements.  The Underwriter hereby represents, warrants and agrees as follows:

(a)The Underwriter has neither requested nor received from (nor does the Underwriter expect to receive from or have reviewed by) the Issuer or any of its directors, officers, employees or agents any information with respect to the Company, the Project, the Bonds or the security purported to be afforded by the Indenture and the Agreement, or otherwise, except for any such information that is included within the express representations and warranties of the Issuer in this Underwriting Agreement, the Indenture or the Agreement or under the captions “THE ISSUER” and “LITIGATION” (in each case solely with respect to the information pertaining to the Issuer) in the Preliminary Limited Offering Memorandum and the Limited Offering Memorandum or in any other instrument delivered to the Underwriter by or on behalf of the Issuer in connection with the transactions contemplated hereby or thereby.

(b)The Underwriter has not relied and does not rely on any findings or action taken by the Issuer or the findings made by the Issuer as required by the Act as constituting information with respect to the Company, the Project, the Bonds or the security purported to be afforded by the Indenture and the Agreement, or otherwise.

(c)Neither the Issuer nor any of its directors, officers, employees or agents shall have any responsibility to the Underwriter for the completeness of the information obtained by the Underwriter from any source with respect to the Company or its assets, businesses, circumstances, financial conditions and properties, or with respect to the Project, the Bonds or the security purported to be afforded by the Indenture and the Agreement, or otherwise, or, subject only to the exceptions stated in (a) above, for the accuracy of such information and the Underwriter acknowledges that, as between itself and the Issuer, the Underwriter assumes responsibility for obtaining such information and making such investigation as it deems necessary or desirable in connection with its decision to purchase the Bonds.

(d)The Bonds are being sold to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act.

14.Notices.  Any notice or other communication to be given to the Issuer under this Underwriting Agreement may be given by mailing or delivering the same in writing to the Issuer at its address set forth above, Attn: Board of County Commissioners; any notice or other communication to be given to the Company under this Underwriting Agreement may be given by mailing or delivering the same in writing to the Company at its address set forth above, Attn:  Jerry Richards, Vice President, Chief Financial Officer, and Lorrie D. Scott, Vice President, General Counsel and Corporate Secretary; and any notice or other communication to be given to the Underwriter under this Underwriting Agreement may be given by mailing or delivering the same in writing to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mailcode: CA5-705-11-00, 555 California Street, Suite 1160, San Francisco, California  94104, Attention: Lawrence N. Tonomura.

15.Parties.  This Underwriting Agreement is made solely for the benefit of the Issuer, the Underwriter (including the successors or assigns of any Underwriter), the Company and no other person shall acquire or have any right hereunder or by virtue hereof.  All of the Issuer’s and the Company’s representations, warranties and agreements in this Underwriting Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter and delivery of and payment for the Bonds hereunder.

16.Underwriter Not a Fiduciary.  Each of the Company and Issuer, acknowledge and agree that the primary role of the Underwriter is to purchase securities for resale to investors in an arm’s length commercial transaction between the Issuer, the Company and the Underwriter, and the Underwriter has financial and other interests that differ from those of the Issuer and the Company.   The Underwriter is acting as a principal hereunder and not as an agent of or a fiduciary to any party to this Underwriting Agreement.   The Underwriter is not acting and has not acted as a municipal advisor or financial advisor to any party with respect to this Underwriting Agreement.  The Underwriter’s engagement in the transactions described herein and in the Financing Documents, and all discussions and undertakings leading up thereto, is solely as an underwriter; such engagement shall not be, or shall not be construed to be, in any other capacity.  Each of the Issuer and the Company hereby acknowledge and agree that it is solely responsible for making its own judgments in connection with the transactions described herein and in the Financing Documents, regardless of whether the Underwriter has advised or is currently advising the Issuer or the Company on any other matters, whether or not related to such transactions and each have consulted their own legal, financial and other advisors to the extent they deemed appropriate.

17.Governing Law.  This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State and shall constitute an instrument under seal thereunder.

18.Counterparts.  This Underwriting Agreement may be executed in any number of counterparts, all of which taken together shall be one and the same instrument, and any parties hereto may execute this agreement by signing any such counterpart.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Timothy C. Harte           ________________________

Name: Timothy C. Harte

Title:  Vice President

Accepted and Agreed to as of the Date Hereof

NEZ PERCE COUNTY, IDAHO

By: /s/ Douglas A. Zenner_______ _____________________

Name:  Douglas A. Zenner

Title:  Chairman of County Commissioners

Accepted and Agreed to as of the Date Hereof

POTLATCH CORPORATION

By: /s/_Jerald W. Richards____________________________

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

SCHEDULE A

$65,735,000

Nez Perce County, Idaho

Pollution Control Refunding Revenue Bonds

(Potlatch Corporation Project)

Series 2016

Item

Number

1.Date of this Underwriting Agreement:  July 28, 2016

2.Closing Date:  August 17, 2016

3.(a)Aggregate principal amount of the Bonds:  $65,735,000

(a)Date of the Bonds:  August 17, 2016

(b)Date of Maturity:  October 1, 2024

(c)Interest rate and public offering price of Bonds:

Interest Rate	Public Offering Price
2.75%	100%

4.Purchase Price of the Bonds: $65,735,000

5.Underwriting commission in the amount of $427,277.50, plus reasonable out-of-pocket expenses in an amount not to exceed $10,000

Schedule A-1

EXHIBIT 1

FORM OF SUPPLEMENTAL OPINION OF Co-BOND COUNSEL

Upon the delivery of the Bonds, each of Hogan Lovells US LLP and Skinner Fawcett LLP, as Co-Bond Counsel, propose to deliver its legal opinion covering the following points:

1.

As of the date of the supplemental opinion of Co-Bond Counsel (“Supplemental Opinion”) and under existing law, the Bonds are exempt from registration under the Securities Act of 1933, as amended, and the Indenture is exempt from qualification under the Trust Indenture Act of 1939, as amended.

2.

The summary descriptions under the captions “SECURITY FOR THE BONDS” and “THE BONDS” (other than the information thereunder under the sub-caption “Book-Entry System” relating to the Depository Trust Company and its book-entry system as to which we express no belief and excluding statements contained under any other caption or appendix to which reference is made under such caption or appendix) and Appendix B in the Preliminary Limited Offering Memorandum as of its date and as of the date of the Underwriting Agreement and in the Limited Offering Memorandum as of its date and as of the date hereof, insofar as such descriptions purport to describe or summarize certain provisions of the Bonds, the Agreement and the Indenture, are accurate summaries of such provisions in all material respects (meaning that the material terms of such provisions are accurately described).  In addition, the statements in the Preliminary Limited Offering Memorandum as of its date and as of the date of the Underwriting Agreement and in the Limited Offering Memorandum as of its date and as of the date of the Supplemental Opinion under the caption “TAX MATTERS” purporting to describe or summarize our opinions concerning certain federal and Idaho tax matters relating to the Bonds have been reviewed by us and are accurate summaries of such opinions in all material respects (meaning that the material terms of such opinions are accurately described).

Skinner Fawcett LLP, as local Co-Bond Counsel, also proposes to cover the following opinion point in addition to those listed above:

Each of the Financing Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Exhibit 1-1

EXHIBIT 2

FORM OF OPINION OF COMPANY IN-HOUSE COUNSEL

August 17, 2016

Upon the delivery of the Bonds, in-house counsel of the Company proposes to deliver its legal opinion covering the following points:

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.
2.

The Company has the power to execute, deliver and perform the Financing Documents to which it is a party.  The execution, delivery and performance by the Company of the Financing Documents to which it is a party have been duly authorized by all necessary corporate action of the Company.

3.

The execution, delivery and performance on the date hereof by the Company of the Financing Documents to which it is a party do not (i) violate the Delaware Corporation Act or the Company Organizational Documents or (ii) violate any provision of applicable Federal law.  I express no opinion in this letter as to the indemnification and contribution provisions set forth in the Underwriting Agreement.

4.

The execution and delivery by the Company of the Financing Documents to which it is a party and the performance by the Company of its obligations thereunder do not (i) result in a material breach of any of the terms, covenants, conditions or provisions of, or (ii) constitute a default under, any material agreement to which the Company is a party, excepting any such breach or default which would not have a material adverse effect on the ability of the Company to perform its respective obligations under the Financing Documents or upon the validity or enforceability of the Financing Documents against the Company.

5.

No approval or consent of, or registration or filing with the Office of the Secretary of State of the State of Delaware is required to be obtained or made by the Company under the Delaware Corporation Act in connection with the execution, delivery and performance on the date hereof by the Company of the Financing Documents to which it is a party.

6.

No approval or consent of, or registration or filing with, any federal governmental agency is required to be obtained or made by the Company under applicable Federal law in connection with the execution, delivery and performance on the date hereof by the Company of the Financing Documents to which it is a party.

Exhibit 2-1

7.

Except as disclosed in the Limited Offering Memorandum, to the best of my knowledge, there is no action, suit, proceeding or investigation at law or in equity by or before any court or public board or body pending against the Company wherein an unfavorable decision, ruling or finding would materially and adversely affect (i) the validity or enforceability against the Company of any of the Financing Documents to which the Company is a party, (ii) the security for the Bonds or (iii) the validity or enforceability of the Bonds.

8.	The Bonds are not subject to the registration requirements of the Securities Act of 1933 and regulations promulgated thereunder.
9.

The information in the Preliminary Limited Offering Memorandum and in the Limited Offering Memorandum under the heading “APPLICATION OF PROCEEDS”, “SECURITY FOR THE BONDS – General” (except the last paragraph thereof), “—The Loan Agreement” and “—The Guarantees”, “THE BONDS” (other than under “Book-Entry System”), and Appendix B to the Preliminary Limited Offering Memorandum, and the Limited Offering Memorandum, to the extent the information in such sections constitutes descriptions of the Bonds and certain provisions of the Loan Documents to which the Company is a party, has been reviewed by me and is accurate in all material respects as of the date of the Preliminary Limited Offering Memorandum and as of the date of the Limited Offering Memorandum, and insofar as such information in such sections constitutes matters of law or legal conclusions as to the Financing Documents, has been reviewed by me and is accurate in all material respects as of the date of the Preliminary Limited Offering Memorandum and as of the date of the Limited Offering Memorandum.

10.

During the course of my engagement on this matter, no facts came to my attention which would lead me to believe that the Limited Offering Memorandum (apart from the information contained therein or omitted therefrom concerning the Depository Trust Company and its book-entry system, and any financial and statistical data contained or incorporated therein or omitted therefrom and information concerning the Company, the Project and the use of the proceeds of the Bonds, as to which I do not express any opinion or belief) contained as of the date thereof or contains as of the date hereof any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Exhibit 2-2

EXHIBIT 3

CERTIFICATE OF THE UNDERWRITER

This Certificate is furnished by Merrill Lynch, Pierce, Fenner & Smith Incorporated as the underwriter (the “Underwriter”) in connection with the sale and issuance by Nez Perce County, Idaho (the “Issuer”) of its Pollution Control Refunding Revenue Bonds (Potlatch Corporation Project), Series 2016 in the aggregate principal amount of $65,735,000 (the “Bonds”) issued August 17, 2016, and the Underwriter hereby certifies and represents the following, based upon information available to us:

1.Based on our assessment of the then prevailing market conditions, the Underwriter reasonably expected when it agreed to purchase the Bonds (the “Sale Date”) that the first prices at which at least 10% of each maturity of the Bonds would be sold by the Underwriter to the general public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers) (the “Public”) would be prices not higher than, or, in the case of obligations sold on a yield basis, at yields not lower than, those listed for each maturity on Schedule A hereto (the “Initial Offering Prices”).

2.All of the Bonds have actually been offered to the Public in a bona fide public offering at prices not higher than, or, in the case of obligations sold on a yield basis, at yields not lower than, the Initial Offering Prices.

3.The first price, or yield in the case of obligations sold on a yield basis, at which ten percent (10%) of each maturity of the Bonds has been sold to the Public was at a price not higher than, or, in the case of obligations sold on a yield basis, at a yield not lower than, the Initial Offering Prices.

4.The Underwriter had no reason to believe that any of the Initial Offering Prices of the Bonds exceeded the expected fair market value of the Bonds as of the Sale Date.

We understand that the foregoing information will be relied upon by the Issuer with respect to certain of the representations set forth in that certain Tax Compliance Certificate and Agreement among the Issuer, the Company and certain other parties relating to the Bonds, and by Hogan Lovells US LLP, in connection with rendering its opinion to the Issuer that the interest on the Bonds is not includable in gross income of the owners thereof for federal income tax purposes.  The undersigned is certifying only as to facts in existence on the date hereof.  Nothing herein represents the undersigned’s interpretation of any laws; in particular the regulations under the Internal Revenue Code of 1986, or the application of any laws to these facts.  The certifications contained herein are not necessarily based on personal knowledge, but may instead be based on either inquiry deemed adequate by the undersigned or institutional knowledge (or both) regarding the matters set forth herein.  Although certain information furnished in this Certificate has been derived from other purchasers, bond houses and brokers and cannot be independently verified by us, we have no reason to believe it to be untrue in any material respect.

Exhibit 3-1

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:__________________________

Name:

Title:

Dated:  ______________

Exhibit 3-2

Schedule A

Exhibit 3-3